Exhibit 5.1




National Bancorp of Alaska, Inc.
November 3, 1997
Page 1



                          DUANE, MORRIS & HECKSCHER LLP

                                ATTORNEYS AT LAW


                         1667 K STREET, N.W., SUITE 700
                           WASHINGTON, D.C. 20006-1608
                                 (202) 776-7800

                                       FAX
                                 (202) 776-7801




                                November 3, 1997



National Bancorp of Alaska, Inc.
301 West Northern Lights Boulevard
Anchorage, Alaska  99510

         Re:      Dividend Reinvestment and Stock Purchase Plan

Gentlemen:

         We have acted as special securities counsel to National Bancorp of Alaska, Inc. (the "Company") in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of 50,000 shares of common stock, par value $10.00 per share ("Common Stock"). The Common Stock to which the Registration Statement relates is issuable pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan ("Plan").

         In this regard, we have examined and are familiar with the Articles of Incorporation, as amended, and Bylaws of the Company. We have examined the records of corporate proceedings of the Company and such other documents as we have considered necessary for rendering our opinion hereinafter set forth. We have relied upon originals or copies, authenticated or certified to our satisfaction, of all such corporate records of the Company, communications or certifications of public officials, certificates of officers, directors and representatives of the Company. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that the shares of Common Stock registered pursuant to the Registration Statement and offered by the Company pursuant to the Plan and as contemplated in the Registration Statement, when paid for in full by the Participants in accordance with the Plan, will be, when issued, duly authorized and legally issued, fully paid, and nonassessable. In addition, the material federal income tax consequences associated with participation in the Plan are set forth in the prospectus portion of the Registration Statement and we are of the opinion that such description is accurate.

National Bancorp of Alaska, Inc.
November 3, 1997
Page 2



         This opinion has been delivered to the addressee to be used solely by the addressee for inclusion as an exhibit in the Registration Statement, and the opinion is not to be used, circulated, or otherwise referred to for any other purpose, nor is the opinion to be relied upon by any person other than the addressee.

         We hereby consent to the reference of this firm under the caption "Legal Opinion" in the prospectus portion of the Registration Statement and further consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                 Very truly yours,

                                                 DUANE, MORRIS & HECKSCHER LLP